Exhibit 4.1

EXHIBIT 4.1 AUTOZI INTERNET TECHNOLOGY (GLOBAL) LTD. CAYMAN ISLANDS INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS PAR VALUE $0.0001 CLASS A ORDINARY SHARES THIS CERTIFIS THAT CUSIP NO. CERTIFICATE NUMBER SHARES IS THE OWNER OF FULLY PAID AND ON-ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES PAR VALUE OF $0.0001 EACH OF AUTOZI INTERNET TECHNOLOGY (GLOBAL) LTD. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNET UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDOSED. THIS CERTIICATE IS NOT VALID UNTIL COUNTERSIGNED BU THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURE OF ITS DULY AUTHORIZED OFFICERS. HOUQI CEO DATED: COUNTERSIGNED AND REGISTERED: TRANSHARE CORPORATION TRANSFER AGENT BY AUTHORIZED SIGNATURE JINMING DONG CFO Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764 303.662.1112 *SPECIMEN*